SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 14, 2000

                                DRUGMAX.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                       0-24362                34-1755390
 ----------------------------    -----------------------   ------------------
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                     Identification No.

                           12505 STARKEY ROAD, SUITE A
                              LARGO, FLORIDA 33773
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (727) 533-0431


ITEM 5.   OTHER EVENTS.

On September 14, 2000, Penner & Welsch, Inc., a Louisiana corporation ("P&W"), filed a voluntary petition for Chapter 11 relief under the United States Bankruptcy Code. The case is pending in the United States Bankruptcy Court for the Eastern District of Louisiana, case no. 00-15681. In connection with the bankruptcy, on September 14, 2000, Discount Rx, Inc. ("Discount"), a wholly-owned subsidiary of DrugMax.com, Inc.("DrugMax"), entered into a Letter of Intent to acquire P&W. Pursuant to the Letter of Intent, the parties will work together on an exclusive basis to formulate a bankruptcy reorganization plan (the "Plan"), pursuant to which Discount will purchase, for $750,000 worth of restricted DrugMax common stock, all of P&W's assets and/or equity, without its liabilities, while keeping P&W's customers in continuous service. In addition, on September 14, 2000, Discount entered into a Management Agreement with P&W, pursuant to which it will manage the day-to-day operations of P&W pending final approval of the proposed Plan. The Plan, the proposed acquisition and the management agreement are subject to final approval of the bankruptcy court and there can be no assurance that such transactions will ever be consummated.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                               DrugMax.com,Inc.


                               By:  /s/ WILLIAM L. LAGAMBA
                                    -----------------------
                                    William L. LaGamba, Chief Executive Officer


Dated: September 14, 2000